                                  EXHIBIT 23.2

                          CONSENT OF DELOITTE & TOUCHE

         We consent to the use in this Registration Statement on Form S-3 being filed by Sterling Vision, Inc. of our Report, dated April 14, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus forming a part hereof.

DELOITTE & TOUCHE LLP

New York, New York
June 18, 1999



                                      -30-